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                            SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


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Filed by a Party other than the Registrant [X]
    Check the appropriate box:
     [ ]   Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
     [ ]   Definitive Proxy Statement
     [ ]   Definitive Additional Materials
     [X]   Soliciting Material Under Rule 14a-12


                          NORTHFIELD LABORATORIES INC.

                (Name of Registrant as Specified in its Charter)

                                C. ROBERT COATES
                                ----------------

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


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     Item 22(a)(2) of Schedule 14A.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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     1)     Amount Previously Paid:
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     3)     Filing Party: C. Robert Coates
     4)     Date Filed: August 28, 2002


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Press Release

SOURCE: C. Robert Coates

COATES AND WILLIAMS ASK NORTHFIELD'S DIRECTORS TO CLARIFY THEIR COMPANY'S MISLEADING STATEMENTS

LAKE FOREST, Ill., Aug. 28 -- C. Robert Coates and Bert Williams, independent candidates running for election to the board of directors of Northfield Laboratories Inc. (Nasdaq: NFLD), today mailed the following letter to Northfield's directors and nominees:

We are requesting that you, as a member of Northfield Laboratories' board of directors, review material the company distributed August 22, 2002 as a dual press release and intended mailing to Northfield shareholders. This release was entitled, "Northfield Questions Credibility of Dissident Director Nominees."

The material, in our view, includes misleading statements that are at odds with the company's own by-laws. Its message does a disservice to both the company and to its shareholders.

Here is what Northfield said in its press release: "You should know that Mr. Coates has chosen to frame his campaign in such a way that if he is successful, two highly qualified Board nominees, John F. Bierbaum and Dr. Paul M. Ness, will not be elected at the Annual Meeting."

The number of directors, their term of office, and newly created directorships are defined in Article III from Northfield's Restated Bylaws as follows:

     SECTION 2. NUMBER, QUALIFICATIONS AND TERM OF OFFICE. The number of directors shall be not less than three nor more than nine, as shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors. A director shall hold office until the next annual meeting of the stockholders of the Corporation and until his successor shall be elected and shall qualify, subject to prior death, resignation, retirement, disqualification or removal from office.

     SECTION 4. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be fil[l]ed by a majority of the directors then in office, and the directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders of the Corporation. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

We are very concerned that the misleading statements by Northfield might unjustly change shareholders' votes in the September 13, 2002 election.

Thank you for your consideration and attention to this important issue. We look forward to your response.

Sincerely,

/s/ C. Robert Coates

Contact Information

If you are a shareholder with comments, suggestions or questions about receiving a Coates-Williams proxy, please call Simon Goldberg of the Robert Coates Group at 1-800-295-0841, extension 240 or e-mail us at sgoldberg@rcoates.com.

SOURCE:  C. Robert Coates